UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Gold Kist Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Gold Kist issued the following press release on September 12, 2006:

Media Contact:

Steven Lipin/Sarah Lubman, Brunswick Group, 212-333-3810

Investor Contact:

Larry Dennedy, MacKenzie Partners, 212-929-5500

Gold Kist Hires Gleacher Partners as Additional Financial Advisors

ATLANTA—September 12, 2006—Gold Kist Inc. (NASDAQ:GKIS) announced today that it has retained Gleacher Partners LLC to assist the company with a review of its strategic plans and potential alternatives to maximize shareholder value. Gold Kist is also being advised by Merrill Lynch & Co. Alston & Bird LLP and Richards, Layton & Finger are outside legal counsel to Gold Kist.

About Gold Kist

Gold Kist is the third largest chicken company in the United States, accounting for more than nine percent of chicken produced in the United States in 2005. Gold Kist operates a fully-integrated chicken production business that includes live production, processing, marketing and distribution. Gold Kist’s operations include nine divisions located in Alabama, Florida, Georgia, North Carolina and South Carolina. For more information, visit the company’s Web site at http://www.goldkist.com.

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We will file a proxy statement in connection with our 2007 annual meeting of stockholders. Our stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.goldkist.com or by writing to Gold Kist Inc., Attn: Investor Relations, 244 Perimeter Center Parkway, N.E., Atlanta, Georgia 30346. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Gold Kist Inc. stockholders is available on Schedule 14A filed with the Securities and Exchange Commission on August 21, 2006.